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                                                                     Exhibit 3.1


                          FORM OF AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                         GENESIS HEALTHCARE CORPORATION

                           a Pennsylvania corporation

                                    ARTICLE I

                                      NAME

         The name of the corporation (which is hereinafter referred to as the "Corporation") is Genesis HealthCare Corporation.

                                   ARTICLE II

                                REGISTERED OFFICE

         The address of the registered office of the Corporation in the Commonwealth of Pennsylvania (which is located in Chester County) is 101 East State Street, Kennett Square, PA 19348.

                                   ARTICLE III

                                  INCORPORATION

         The Corporation is incorporated under the provisions of the Business Corporation Law of 1988 (the "BCL").

                                   ARTICLE IV

                                 CAPITALIZATION

                              A. GENERAL PROVISIONS

         Section 1. Authorized shares. The aggregate number of shares that the Corporation shall have authority to issue is 50,000,000 shares, $.01 par value.

         Section 2. Authority of board of directors. The board of directors shall have the full authority permitted by law to divide the authorized and unissued shares into classes or series, or both, and to determine for any such class or series its designation and the number of shares of the class or series and the voting rights, preferences, limitations and special rights, if any, of the shares of the class or series.

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         Section 3. Issuance of rights, options, etc. The Corporation shall have the power to create and issue securities, contracts, warrants or other instruments evidencing shares, rights, options, option rights, securities having conversion or option rights, or obligations, containing in each case such provisions as are fixed by the board of directors, including without limitation:
(i) those generally authorized by Section 1525 of the BCL, and in any successor provision, and (ii) those specifically authorized by Section 2513 of the BCL, and in any successor provision. The power of the Corporation to issue, amend the terms of, redeem or take other action with respect to securities, contracts, warrants or other instruments containing a provision described in clause (ii) of the preceding sentence may be exercised only by the full board of directors and not by a committee of the board, shareholders or any other person or group of persons.

         Section 4. Uncertificated shares. All shares of each class and series may be certificated or uncertificated, except as may be expressly provided in the terms of any class or series. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of holders of uncertificated shares of the same class and series shall be identical.

                               B. PREFERRED SHARES

         Section 1. Authorized shares. Subject to the authority of the board of directors to divide the authorized and unissued shares into classes or series and to determine the number of shares of a class or series, of the 50,000,000 shares that the Corporation is authorized to issue, 5,000,000 shares shall be designated Preferred Shares. The Preferred Shares shall constitute a single class, divided into such series and with such terms as shall be fixed by the board of directors.

                                C. COMMON SHARES

         Section 1. Authorized shares. Subject to the authority of the board of directors to divide the authorized and unissued shares into classes or series and to determine the number of shares of a class or series, of the 50,000,000 shares that the Corporation is authorized to issue, 45,000,000 shares shall be designated Common Shares. The Common Shares shall constitute a single class with the terms set forth in this Article IV.C.

         Section 2. Priority. The Common Shares shall rank junior to any class or series of shares that ranks senior, by its terms, to the Common Shares with respect to payment of dividends or distributions on dissolution.

         Section 3. Voting rights. Except as expressly provided by law, or as otherwise provided in the terms of any other class or series of shares, all voting rights shall be vested in the holders of the Common Shares. At each meeting of shareholders of the Corporation, each holder of Common Shares shall be entitled to one vote for each Common Share standing in the name of the holder on the books of the Corporation.

         Section 4. Dividends. Subject to the terms of any other class or series of shares, dividends may be declared upon and paid to the holders of the Common Shares to the exclusion of the holders of other classes and series of shares after: (i) all accumulated and unpaid dividends upon all shares for all previous dividend periods shall have been paid in full, (ii) dividends on all shares ranking senior, by their terms, to the Common Shares as to dividends, for the then current dividend period have been declared and a sum sufficient for the payment thereof set aside therefor, and (iii) any and all amounts then or theretofore required to be set aside for any sinking fund obligation or obligation of a similar nature with respect to any class or series of shares have been set aside therefor.



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         Section 5. Rights upon dissolution. Upon the voluntary or involuntary dissolution of the Corporation, after payment in full of all amounts, if any, required to be paid to the holders of any other class or series of shares ranking senior, by its terms, to the Common Shares in dissolution, the holders of the Common Shares shall be entitled, to the exclusion of the holders of other classes and series of shares except as provided in the terms of a class or series of shares, to share ratably in all remaining assets of the Corporation.

                                    ARTICLE V

                               SHAREHOLDER ACTION

         Section 1. Action at a meeting. Any action required or permitted to be taken by the shareholders of the Corporation must be taken only at a duly called annual or special meeting of the shareholders and may not be taken by consent without a meeting.

         Section 2. Shareholder nomination of director candidates; shareholder proposal of business. Notice of nominations by shareholders of candidates for election as directors and of the proposal of business by shareholders shall be given in advance of an annual or special meeting of shareholders in the manner provided in the bylaws of the Corporation, as amended and in effect from time to time.

         Section 3. Call of special meetings. Except as otherwise required by law or the terms of any class or series of shares of the Corporation, special meetings of shareholders of the Corporation for any lawful purpose or purposes may be called only by: (i) the board of directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the total number of directors that the Corporation would have if there were no vacancies (the "Whole Board"); (ii) the chair of the board of directors, or (iii) shareholders entitled to cast at least 30% of the votes that all shareholders, voting as a single class, would be entitled to cast at the particular special meeting. The procedure to be followed by shareholders when calling a special meeting shall be as set forth in the bylaws of the Corporation, as amended and in effect from time to time. Approval by the shareholders of a transaction under Chapter 19 of the BCL at a special meeting shall not be effective unless and until the transaction has also been approved by the board of directors. The Corporation shall not be required to hold more than two special meetings at the request of shareholders during any fiscal year.

         Section 4. Business at special meetings. Only business stated in the notice of a special meeting shall be transacted at the special meeting.

                                   ARTICLE VI

                         BOARD OF DIRECTORS AND OFFICERS

         Section 1. No cumulative voting. Shareholders of the Corporation are not entitled to cumulate their votes in the election of directors.

         Section 2. Number of directors. Except as otherwise provided in the terms of any class or series of shares of the Corporation relating to the right of the holders of the shares to elect additional directors under specified circumstances, the number of the directors of the Corporation shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board.

         Section 3. Terms of directors. The directors, other than those who may be elected by the holders of any class or series of shares of the Corporation having the right under the terms of those shares to elect additional directors under specified circumstances, shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 2005, another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 2006, and another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 2007, with each director to hold office until his or her successor is duly elected and qualified. At each succeeding annual meeting of shareholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, with each director to hold office until his or her successor is duly elected and qualified. A meeting of shareholders for the election of directors need not be held in 2004.



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         Section 4. Newly created directorships and vacancies. Except as otherwise provided in the terms of any class or series of shares of the Corporation relating to the right of the holders of the class or series of shares to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, retirement, disqualification, removal or other cause may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. A vacancy on the board of directors may be filled by vote of the shareholders only at an annual meeting of shareholders at which directors are elected or at a special meeting of shareholders at which the vacancy has been created by removal of a director. A newly created directorship may be filled by vote of the shareholders only at an annual meeting of shareholders at which directors are elected. Any director elected in accordance with this Section 4 shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor is duly elected and qualified. A decrease in the number of directors constituting the board of directors shall not shorten the term of any incumbent director.

         Section 5. Removal. Subject to the right of any class or series of shares of the Corporation to elect directors under specified circumstances, a director may be removed from office only for cause and then only (i) by the affirmative vote of at least 80% of the votes cast by all shareholders entitled to vote thereon, voting together as a single class, or (ii) by the affirmative vote of at least two-thirds of the Whole Board.

         Section 6. Limitation on liability of directors. No person who is or was a director of the Corporation shall be personally liable, as such, for monetary damages (other than under criminal statutes and under federal, state and local laws imposing liability on directors for the payment of taxes) unless the person has breached or failed to perform his or her duties as a director and the conduct of the person constitutes self-dealing, willful misconduct or recklessness. An amendment or repeal of this Section 6 shall not apply to or have any effect on the liability or alleged liability of any person who is or was a director of the Corporation for or with respect to any acts or omissions of the director occurring prior to the effective date of the amendment or repeal. If the BCL is amended to permit a Pennsylvania corporation to provide greater protection from personal liability for its directors than the express terms of this Section 6, this Section 6 shall be construed to provide for such greater protection.

         Section 7. Limitation on liability of officers. No person who is or was an officer of the Corporation shall be personally liable, as such, for monetary damages (other than under criminal statutes and under federal, state and local laws imposing liability on officers for the payment of taxes) unless the person has breached or failed to perform his or her duties as an officer and the conduct of the person constitutes self-dealing, willful misconduct or recklessness. An amendment or repeal of this Section 7 shall not apply to or have any effect on the liability or alleged liability of any person who is or was an officer of the Corporation for or with respect to any acts or omissions of the officer occurring prior to the effective date of the amendment or repeal. If the BCL is amended to permit a Pennsylvania corporation to provide greater protection from personal liability for its officers than the express terms of this Section 7, this Section 7 shall be construed to provide for such greater protection.



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                                   ARTICLE VII

                  INAPPLICABILITY OF CERTAIN PROVISIONS OF LAW

         Section 2538 of the BCL and Subchapter E, Subchapter G and Subchapter H of Chapter 25 of the BCL, and any successor provisions, shall not be applicable to the Corporation.

                                  ARTICLE VIII

                               AMENDMENT OF BYLAWS

         Section 1. Required vote to amend bylaws. The bylaws of the Corporation may be amended or repealed and new bylaws may be adopted only (i) by vote of the shareholders at an annual or special meeting of shareholders by the affirmative vote of at least two-thirds of the votes entitled to be cast by all shareholders entitled to vote thereon, voting together as a single class, except that a proposed amendment or repeal of, or the adoption of a bylaw inconsistent with,
Section 1.4, 1.6, 1.7, 1.8 or 2.5 or Article IV of the bylaws, by vote of the shareholders shall require the affirmative vote of at least 80% of the votes entitled to be cast by all shareholders entitled to vote thereon, voting together as a single class; or (ii) by the affirmative vote of a majority of the Whole Board.

         Section 2. Notice of amendment at shareholders meeting. In the case of amendment, repeal or adoption of a bylaw at a meeting of the shareholders, notice shall be given to the shareholders that a purpose of the meeting is to consider the amendment, repeal or adoption of a bylaw. There shall be included in, or enclosed with, the notice a copy of the proposed amendment, new bylaw, or bylaw to be repealed, or a summary of the changes to be effected thereby.

                                   ARTICLE IX

                     AMENDMENT OF ARTICLES OF INCORPORATION

         Section 1. Reservation of right to amend. The Corporation reserves the right at any time and from time to time to amend or repeal any provision contained in these articles of incorporation, and any other provisions authorized by the laws of the Commonwealth of Pennsylvania at the time in force may be added or inserted, in each case in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, directors or any other persons whomsoever by and pursuant to these articles of incorporation in their present form or as hereafter amended are granted subject to the right to amend reserved in this
Section 1.

         Section 2. Required vote to amend articles of incorporation. Notwithstanding anything contained in these articles of incorporation to the contrary, and in addition to any vote of a particular class of series of shares required by law, the affirmative vote of the holders of at least 80% of the votes entitled to be cast by all shareholders entitled to vote thereon, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with Section 3 of Article IV.A, or Article V, VI, VII, or VIII, or this Article IX.


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